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                                                                    Exhibit 4.11



                         PREFERRED SECURITIES GUARANTEE




                                     BETWEEN




                            PHELPS DODGE CORPORATION




                                       AND


                           FIRST UNION NATIONAL BANK,

                              AS GUARANTEE TRUSTEE




                         DATED AS OF___________________





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                                TABLE OF CONTENTS
                                                                            Page


ARTICLE I DEFINITIONS AND INTERPRETATIONS.....................................1

   SECTION 1.1 Definitions and Interpretations................................1

ARTICLE II TRUST INDENTURE ACT................................................5

   SECTION 2.1 Trust Indenture Act: Application...............................5
   SECTION 2.2 List of Holders................................................6
   SECTION 2.3 Reports by the Guarantee Trustee...............................6
   SECTION 2.4 Periodic Reports to the Guarantee Trustee......................6
   SECTION 2.5 Evidence of Compliance with Conditions Precedent...............6
   SECTION 2.6 Events of Default; Waiver......................................7
   SECTION 2.7 Event of Default; Notice.......................................7
   SECTION 2.8 Conflicting Interests..........................................7

ARTICLE III POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE....................7

   SECTION 3.1 Powers and Duties of the Guarantee Trustee.....................7
   SECTION 3.2 Certain Rights of the Guarantee Trustee........................9
   SECTION 3.3 Compensation..................................................10
   SECTION 3.4 Indemnity.....................................................10
   SECTION 3.5 Not Responsible for Sufficiency of Guarantee..................11
   SECTION 3.6 Exculpation...................................................11

ARTICLE IV GUARANTEE TRUSTEE.................................................12

   SECTION 4.1 Guarantee Trustee; Eligibility................................12
   SECTION 4.2 Appointment, Removal and Resignation of Guarantee Trustees....12

ARTICLE V GUARANTEE..........................................................13

   SECTION 5.1 Guarantee.....................................................13
   SECTION 5.2 Waiver of Notice and Demand...................................13
   SECTION 5.3 Obligations Not Affected......................................13
   SECTION 5.4 Rights of Holders.............................................14
   SECTION 5.5 Guarantee of Payment..........................................14
   SECTION 5.6 Subrogation...................................................15


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   SECTION 5.7 Independent Obligations.......................................15
   SECTION 5.8 Net Payments..................................................15

ARTICLE VI LIMITATION OF TRANSACTIONS; RANKING...............................16

   SECTION 6.1 Limitation of Transactions....................................16
   SECTION 6.2 Ranking.......................................................17
   SECTION 6.3 Pari Passu Guarantees.........................................17

ARTICLE VII TERMINATION......................................................17

   SECTION 7.1 Termination...................................................17

ARTICLE VIII MISCELLANEOUS...................................................18

   SECTION 8.1 Successors and Assigns........................................18
   SECTION 8.2 Amendments....................................................18
   SECTION 8.3 Notices.......................................................18
   SECTION 8.4 Benefit.......................................................19
   SECTION 8.5 Governing Law.................................................19
   SECTION 8.6 Submission to Jurisdiction....................................19
   SECTION 8.7 Counterparts..................................................20

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                         PREFERRED SECURITIES GUARANTEE

         This GUARANTEE, dated as of ________, 2000, is executed and delivered by Phelps Dodge Corporation, a New York corporation (the "Guarantor"), having its principal place of business at 2600 North Central Avenue, Phoenix, Arizona 85004, and First Union National Bank, as trustee (the "Guarantee Trustee"), having a corporate trust office at 5847 San Felipe, Suite 1050, Houston, Texas 77057, for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of PD Capital Trust [I] [II], a Delaware statutory business trust (the "Trust").

         WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of ________, 200_ (as amended from time to time, the "Trust Agreement"), among the Trustees named therein, the Guarantor, as depositor and issuer of Debt Securities (as defined herein) (in such capacities, respectively, the "Depositor" and "Debt Security Issuer"), and the Holders from time to time of undivided beneficial interests in the assets of the Trust, the Trust is issuing on the date hereof $________ ($________ if the Underwriters' over-allotment option pursuant to the Underwriting Agreement is exercised in full) aggregate liquidation preference of its __% preferred securities (liquidation preference $1,000 per preferred security) (the "Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust and having the terms set forth in the Trust Agreement;

         WHEREAS, the Preferred Securities will be issued by the Trust and the proceeds thereof, together with the proceeds from the issuance of the Common Securities (as defined herein), will be used to purchase the Debt Securities, which will be deposited with the Property Trustee under the Trust Agreement, as trust assets; and

         WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Holders from time to time of the Preferred Securities.

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATIONS

SECTION 1.1       Definitions and Interpretations

         In this Guarantee, unless the context otherwise requires:

         (a) capitalized terms used in this Guarantee, but not defined in the preamble hereto have the respective meanings assigned to them in this Section
1.1 or in the Trust Agreement, as the case may be;

         (b) a term defined anywhere in this Guarantee has the same meaning throughout;


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         (c) all references to "the Guarantee" or "this Guarantee" are to this
Preferred Securities Guarantee as modified, supplemented or amended from time to time;

         (d) all references in this Guarantee to Articles and Sections are to Articles and Sections of this Guarantee, unless otherwise specified;

         (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee, unless otherwise defined in this Guarantee or unless the context otherwise requires;

         (f) a reference to the singular includes the plural and vice versa; and

         (g) the masculine, feminine, or neuter genders used herein shall include the masculine, feminine and neuter genders.

         "Additional Amounts" has the meaning specified in Section 5.8.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that the Trust shall not be deemed to be an Affiliate of the Guarantor. For the purpose of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Trust.

         "Covered Person" means any Holder or beneficial owner of Preferred Securities.

         "Delaware and Administrative Indemnitees" has the meaning specified in
Section 3.6(a).

         "Debt Securities" means the series of subordinated debt securities of the Debt Security Issuer designated the __% Junior Subordinated Debt Securities due ____ held by the Property Trustee.

         "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee; provided, that except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default from the Guarantee Trustee and shall not have cured such default within 60 days after receipt of such notice.

         "Extension Period" means any period during which the Debt Security Issuer may defer the payment of interest on Debt Securities as may be provided in the Indenture.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Trust: (i) any accrued and unpaid Distributions (as defined in the Trust Agreement) that are required to be paid on such Preferred Securities, to the extent the Trust shall have funds on hand available therefor at such time, (ii) the Redemption Price with respect to Preferred


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Securities called for redemption by the Trust, to the extent the Trust shall have funds on hand available therefor at such time and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, unless Debt Securities are distributed to the Holders, the Liquidation Distribution.

         "Guarantee Trustee" has the meaning specified in the preamble to this Guarantee until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee, at which time "Guarantee Trustee" thereafter shall mean each such Successor Guarantee Trustee.

         "Holder" shall mean any holder, as registered on the books and records of the Trust, of any Preferred Securities; provided, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Depositor, the Guarantee Trustee or any Affiliate of the Guarantor, the Depositor or the Guarantee Trustee.

         "Indebtedness" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent and without duplication: (i) every obligation of such Person for money borrowed;
(ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable); (v) every capital lease obligation of such Person; (vi) every obligation of such Person pursuant to derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements;
(vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and (viii) any renewals, extensions, refundings, amendments or modifications of any obligation of the type referred to in clauses (i) through (vii).

         "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

         "Indenture" means the Subordinated Indenture dated as of ________, 200_, between the Debt Security Issuer and First Union National Bank, as trustee, and any indenture supplemental thereto pursuant to which the Debt Securities are to be issued to the Property Trustee of the Trust.

         "Liquidation Distribution" means the lesser of (i) the aggregate of the liquidation preference of $1,000 per Preferred Security plus accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Trust shall have funds on hand available to make such payment at such time and (ii) the amount of assets of the Trust remaining available for distribution to Holders in liquidation of the Trust.


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         "List of Holders" has the meaning specified in Section 2.2(a).

         "Majority in liquidation preference of the Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by a Holder or Holders, voting separately as a class, of more than 50% of the liquidation preference of all then outstanding Preferred Securities issued by the Trust.

         "Officer's Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board of Directors, a Vice Chairman, the President, any Senior Vice President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee (other than pursuant to Section 2.4) shall include:

         (i) a statement that the officer signing the Officer's Certificate has read the covenant or condition and the definitions relating thereto;

         (ii) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officer's Certificate;

         (iii) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (iv) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Redemption Price" means the redemption price with respect to Preferred Securities, including all accumulated and unpaid Distributions to the date of redemption.

         "Responsible Officer," when used with respect to the Guarantee Trustee, means the Chairman or any Vice Chairman of the Board of Directors, the Chairman or any Vice Chairman of the Executive Committee of the Board of Directors, the Chairman of the Trust Committee, the President, any Senior Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Senior Trust Officer, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller or any Assistant Controller or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.


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         "Rights Plan" means the Rights Agreement, dated February 5, 1998, between the Guarantor and The Chase Manhattan Bank, as Rights Agent, or any similar agreement into which the Guarantor may enter.

         "Senior Indebtedness" means, with respect to any Person, the principal of, any premium and interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not such claim for post-petition interest is allowed in such proceeding) and other amounts in respect of all Indebtedness of such Person, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to this Guarantee or to other Indebtedness that is pari passu with, or subordinated to, this Guarantee, provided, that Senior Indebtedness shall not be deemed to include (i) Indebtedness under this Guarantee, (ii) any Indebtedness of such Person that, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to such Person, (iii) any Indebtedness of such Person to any of its Subsidiaries, (iv) any Indebtedness of such Person to any employee of such Person, and (v) trade accounts payable of such Person.

         "Subsidiary" means, in respect of any Person, a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries. For purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

         "Taxing Jurisdiction" means any jurisdiction in which the Guarantor is organized or resident for tax purposes.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

         "Underwriting Agreement" means an underwriting agreement, purchase agreement or placement agreement executed and delivered by the Trust, the Guarantor and the underwriters named therein.

                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION 2.1       Trust Indenture Act: Application

         (a) This Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee and shall, to the extent applicable, be governed by such provisions. If any provision of this Guarantee modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Guarantee as so modified or to be excluded, as the case may be.



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         (b) If any provision of this Guarantee limits, qualifies or conflicts with any duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act or by Section 318(c) thereof, such required provision shall control.

SECTION 2.2       List of Holders

         (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (i) 15 days after each Regular Record Date (as defined in the Indenture), a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of the applicable date, and (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such or in its capacity as Registrar (as defined in the Indenture). The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Guarantee Trustee shall comply with its obligations under
Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3       Reports by the Guarantee Trustee

         If required by Section 313(a) of the Trust Indenture Act, the Guarantee Trustee shall, within 60 days after each September 15 following the date of this Guarantee deliver to the Holders a brief report dated as of such September 15, which complies with the provisions of Section 313(a). The Guarantee Trustee shall also comply with the other requirements of Section 313 of the Trust Indenture Act.

SECTION 2.4       Periodic Reports to the Guarantee Trustee

         The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders, such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, such compliance certificate to be provided within 120 days of the end of each fiscal year of the Guarantor.

SECTION 2.5       Evidence of Compliance with Conditions Precedent

         The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officer's Certificate.


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SECTION 2.6       Events of Default; Waiver

         The Holders of a Majority in liquidation preference of the Preferred Securities may, by vote, on behalf of all Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

SECTION 2.7       Event of Default; Notice

         (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default known to the Guarantee Trustee, transmit by mail, first-class postage prepaid, to the Holders, notices of all such Events of Default, unless such defaults have been cured or waived before the giving of such notice, provided, that except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

         (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer of the Guarantee Trustee charged with the administration of the Trust Agreement shall have obtained written notice, of such Event of Default from the Guarantor or a Holder.

SECTION 2.8       Conflicting Interests

         The Trust Agreement shall be deemed to be specifically described in this Guarantee for the purposes of clause (i) of the first proviso contained in
Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III
                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

SECTION 3.1       Powers and Duties of the Guarantee Trustee

         (a) The rights, immunities, duties and responsibilities of the Guarantee Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of the Indenture shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Guarantee relating to the conduct or affecting the liability of or affording protection to the Guarantee Trustee shall be subject to the provisions of this Section.

         (b) This Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder


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exercising his or her rights pursuant to Section 5.4(d) or to a Successor
Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

         (c) Without limiting the effect of the first sentence of Section 3.1(a), no provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its negligent failure to act or its own bad faith or willful misconduct, except that:

                  (i) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (ii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation preference of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

                  (iii) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Guarantee
                  Trustee shall be determined solely by the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

                           (B) in the absence of bad faith on the part of the
                  Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee.

         (d) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall be entitled to enforce this Guarantee for the benefit of the Holders.



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SECTION 3.2 Certain Rights of the Guarantee Trustee

         (a) Subject to the provisions of Section 3.1:

                  (i) The Guarantee Trustee may rely upon, and shall be fully protected in acting or refraining from acting in good faith upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any direction or act of the Guarantor contemplated by this Guarantee shall be sufficiently evidenced by an Officer's Certificate of the Guarantor, unless otherwise prescribed herein.

                  (iii) Whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                  (iv) The Guarantee Trustee may consult with competent legal counsel, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction.

                  (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee reasonable security or indemnity against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee.

                  (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.



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                  (viii) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

                  (ix) Whenever in the administration of this Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders of a Majority in liquidation preference of the Preferred Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

                  (x) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                  (xi) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee.

         (b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

SECTION 3.3       Compensation

         The Guarantor agrees to pay the Guarantee Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances (including the reasonable fees and expenses of its attorneys and agents) incurred or made by the Guarantee Trustee in accordance with any provision of this Guarantee.

         The provisions of this Section 3.3 shall survive the termination of this Guarantee or the resignation or removal of the Guarantee Trustee.

SECTION 3.4       Indemnity

         The Guarantor agrees to indemnify the Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee.

         When the Guarantee Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(4) or Section 5.1(5) of the Indenture, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

         The provisions of this Section 3.4 shall survive the termination of this Guarantee or the resignation or removal of the Guarantee Trustee.

SECTION 3.5       Not Responsible for Sufficiency of Guarantee.

         The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee.

SECTION 3.6       Exculpation.

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that in the case of all Indemnified Persons except the Delaware Trustee, the Administrative Trustees and their officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents (the "Delaware and Administrative Indemnitees"), such an Indemnified Person shall be liable, responsible or accountable in damages or otherwise for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence, gross negligence or willful misconduct, and except that in the case of the Delaware and Administrative Indemnitees, such an Indemnified Person shall be liable, responsible or accountable in damages or otherwise for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

                                   ARTICLE IV
                                GUARANTEE TRUSTEE

SECTION 4.1       Guarantee Trustee; Eligibility

         (a) There shall at all times be a Guarantee Trustee which shall:

                  (i) not be an Affiliate of the Guarantor; and

                  (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital of at least $50,000,000, and shall be a corporation meeting the requirements of
         Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually pursuant to law or to the requirements of the supervising or examining authority then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

         (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act, subject to the penultimate paragraph thereof.

SECTION 4.2       Appointment, Removal and Resignation of Guarantee Trustees

         (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed with or without cause at any time by the Guarantor.

         (b) The Guarantee Trustee shall not be removed in accordance with
Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

         (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

         (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 30 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                                   ARTICLE V
                                   GUARANTEE

SECTION 5.1       Guarantee

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert, other then the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust, through the Debt Security Issuer, to pay such amounts to the Holders. The Guarantor shall give prompt written notice to the Guarantee Trustee in the event it makes any direct payment hereunder.

SECTION 5.2       Waiver of Notice and Demand

         The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3       Obligations Not Affected

         The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Trust;

         (b) the extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debt Securities or so provided by the Indenture);

         (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of indebtedness of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

         (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

         (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

         (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4       Rights of Holders

         The Guarantor expressly acknowledges that: (a) this Guarantee will be deposited with the Guarantee Trustee to be held for the benefit of the Holders;
(b) the Guarantee Trustee has the right to enforce this Guarantee on behalf of the Holders; (c) the Holders of a Majority in liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee; provided, however, that, subject to Section 3.1, the Guarantee Trustee shall have the right to decline to follow any such direction if the Guarantee Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Guarantee Trustee in good faith shall, by a Responsible Officer or Officers of the Guarantee Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of the Holders not party to such direction, and provided, further, that nothing in this Guarantee shall impair the right of the Guarantee Trustee to take any action deemed proper by the Guarantee Trustee and which is not inconsistent with such direction; and (d) any Holder may, to the extent permitted by law, institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee, without first instituting a legal proceeding against the Guarantee Trustee, the Trust, the Debt Security Issuer or any other Person. The Guarantor waives any right or remedy to require that any such action on this Guarantee be brought first against the Trust or any other Person or entity before so proceeding directly against the Guarantor.

SECTION 5.5       Guarantee of Payment

         This Guarantee creates a guarantee of payment and not of collection. This Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Trust) or upon distribution of Debt Securities to Holders as provided in the Trust Agreement.

SECTION 5.6       Subrogation

         The Guarantor shall be subrogated to all rights, if any, of the Holders against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Guarantee; provided, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7       Independent Obligations

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

SECTION 5.8       Net Payments

         All payments required to be made hereunder by the Guarantor shall be made without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (A) the laws (or any regulations or ruling promulgated thereunder) of a Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein or (B) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including a holding by a court of competent jurisdiction or by a taxing authority in a Taxing Jurisdiction or any political subdivision thereof). If any withholding or deduction at source is required, the Guarantor shall, subject to the limitations and exceptions set forth below, pay to the Holder of any Preferred Security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such Holder, after such withholding or deduction, shall not be less than the amount provided for in this Guarantee to be then due and payable (the "Additional Amounts"); provided, that the Guarantor shall not be required to make payment of such Additional Amounts for or on account of:

         (a) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such Holder or the Owner of such Preferred Security: (i) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant Taxing Jurisdiction or any political subdivision thereof or therein or otherwise had some connection with the relevant Taxing Jurisdiction or any political subdivision thereof or therein other than by reason of the mere ownership of, or receipt of payment under, such Preferred Security or this Guarantee; (ii) presented such Preferred Security for payment in the relevant Taxing Jurisdiction or any political subdivision thereof or therein, unless such Preferred Security could not have been presented for payment elsewhere; or (iii) presented such Preferred Security more than thirty (30) days after the date on which the payment in respect of such Preferred Security first became due and payable, except to the extent that such Holder would have been entitled to such Additional Amounts if it had presented such Preferred Security for payment on any day within such period of thirty (30) days;

         (b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, fee, duty, assessment or other governmental charge; or

         (c) any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by such Holder or such Owner to comply, within 90 days, with any reasonable request by the Guarantor addressed to such Holder or such Owner (i) to provide information concerning the nationality, residence or identity of such Holder or such Owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by statute, treaty, regulation or administrative practice of the relevant Taxing Jurisdiction or any political subdivision thereof or therein as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or premium, if any, interest or any other amounts on, any such Preferred Security to any Holder where the Owner of such Preferred Security is a fiduciary or partnership to the extent such payment would be required by the laws of the relevant Taxing Jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary with respect to such fiduciary or partner of such partnership who would not have been entitled to such Additional Amounts had it been the Holder of the Preferred Security.

         All references in this Guarantee to Guarantee Payments shall include any Additional Amounts payable by the Guarantor in respect of such Guarantee Payments.

                                   ARTICLE VI
                       LIMITATION OF TRANSACTIONS; RANKING

SECTION 6.1       Limitation of Transactions

         The Guarantor covenants and agrees that it shall not (a) declare or pay any dividends or distributions on, or redeem purchase, acquire or make a liquidation payment with respect to, any shares of the capital stock of the Guarantor or (b) make any payment of principal of or any interest or premium on or repay, repurchase or redeem any debt securities of the Guarantor that rank pari passu in all respects with or junior in interest to the Debt Securities (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Guarantor (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (ii) as a result of an exchange or conversion of any class or series of the capital stock of the Guarantor (or any capital stock of a Subsidiary of the Guarantor), for any class or series of the capital stock of the Guarantor or of any class or series of the indebtedness of the Guarantor for any class or series of the capital stock of the Guarantor,
(iii) the purchase of fractional interests in shares of the capital stock of the Guarantor pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) any declaration of a dividend in connection with any Rights Plan, the issuance of rights, stock or other property under any Rights Plan or the redemption or repurchase of rights pursuant thereto or (v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time the Guarantor shall have given notice of its election to begin an Extension Period with respect to the Debt Securities as may be provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

SECTION 6.2       Ranking

         This Guarantee will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor. The obligations of the Guarantor under this Guarantee do not constitute Senior Claims (as defined in the Indenture).

SECTION 6.3       Pari Passu Guarantees

         This Guarantee shall rank pari passu with any similar Guarantees issued by the Guarantor on behalf of holders of preferred securities of any other trust, partnership or other entity affiliated with the Guarantor which is a financing vehicle of the Guarantor or any Affiliate of the Guarantor in connection with the issuance by such entity of preferred securities or other securities which are similar to preferred securities that are guaranteed by the Guarantor pursuant to an instrument that ranks pari passu with or junior in right of payment to this Guarantee.

                                   ARTICLE VII
                                   TERMINATION

SECTION 7.1       Termination

         This Guarantee shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) the distribution of the Debt Securities to all Holders in exchange for the Preferred Securities or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust. Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Preferred Securities or under this Guarantee. The obligations of the Guarantor under Sections 3.3 and 3.4 shall survive any such termination.

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.1       Successors and Assigns

         All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, amalgamation or merger or conveyance, transfer or lease involving the Guarantor that is permitted under Article VII of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

SECTION 8.2       Amendments

         Except with respect to any changes that do not adversely affect the rights of Holders in any material respect (in which case no consent of Holders will be required), this Guarantee may only be amended with the prior approval of the Holders of at least a Majority in liquidation preference of the Preferred Securities. The provisions of Article VI of the Trust Agreement concerning meetings of Holders apply to the giving of such approval.

SECTION 8.3       Notices

         Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

         (a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address or facsimile number set forth below (or such other address or facsimile number as the Guarantee Trustee may give notice of to the Guarantor and the Holders):

                  First Union National Bank
                  Corporate Trust Group
                  5847 San Felipe, Suite 1050
                  Houston, Texas 77057

                  Attention: [__]
                  Facsimile No.: (713)278-4329

         (b) If given to the Guarantor, at the Guarantor's mailing address or facsimile number set forth below (or such other address or facsimile number as the Guarantor may give notice of to the Guarantee Trustee and the Holders):

                  Phelps Dodge Corporation
                  2600 North Central Avenue
                  Phoenix, Arizona 85004-3089

                  Attn: General Counsel
                  Facsimile No.: (602) 234-8050

         (c) If given to the Trust, at the Trust's (and the Guarantee Trustee's) address or facsimile number set forth below or such other address or facsimile number as the Trust or the Guarantee Trustee may give notice to the Guarantee Trustee (if given by the Trust) and the Holders:

                  PD Capital Trust [I] [II]
                  [__]

                  Attn: [__]
                  Facsimile No.: [__]

         with a copy to:

                  First Union National Bank
                  Corporate Trust Group
                  5847 San Felipe, Suite 1050
                  Houston, Texas 77057

                  Attention: [__]
                  Facsimile No.: (713)278-4329

         (d) If given to any Holder, at the address set forth on the books and records of the Trust.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 8.4       Benefit

         This Guarantee is solely for the benefit of the Holders and is not separately transferable from the Preferred Securities.

SECTION 8.5       Governing Law

         THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

SECTION 8.6       Submission to Jurisdiction

         The Guarantor agrees that any judicial proceedings instituted in relation to any matter arising under this Guarantee may be brought in any United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York to the extent that such court has subject matter jurisdiction over the controversy, and, by execution and delivery of this Guarantee, the Guarantor hereby irrevocably accepts, generally and unconditionally, the jurisdiction of the aforesaid courts, acknowledges their competence and irrevocably agrees to be bound by any judgment rendered in such proceeding. The Guarantor also irrevocably and unconditionally waives for the benefit of the Guarantee Trustee and the Holders any immunity from jurisdiction and any immunity from legal process (whether through service of notice, attachment prior to judgment, attachment in the aid of execution, execution or otherwise) in respect of this Guarantee. The Guarantor hereby irrevocably designates and appoints for the benefit of the Guarantee Trustee and the Holders for the term of this Guarantee CT Corporation, 111 8th Avenue, New York, New York 10011, as its agent to receive on its behalf service of all process (with a copy of all such service of process to be delivered to S. David Colton, Esq., Senior Vice President and General Counsel, Phelps Dodge Corporation, 2600 North Central Avenue, Phoenix, Arizona 85004-3089) brought against it with respect to any such proceeding in any such court in The City of New York, such service being hereby acknowledged by the Guarantor to be effective and binding service on it in every respect whether or not the Guarantor shall then be doing or shall have at any time done business in New York. Such appointment shall be irrevocable so long as any of the Preferred Securities or the obligations of the Guarantor hereunder remain outstanding, or until the appointment of a successor by the Guarantor and such successor's acceptance of such appointment. Upon such acceptance, the Guarantor shall notify the Guarantee Trustee of the name and address of such successor. The Guarantor further agrees for the benefit of the Guarantee Trustee and the Holders to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation in full force and effect so long as any of the Preferred Securities or the obligations of the Guarantor hereunder shall be outstanding. The Guarantee Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Guarantor to take any such action. Nothing herein shall affect the right to serve process in any other manner permitted by any law or limit the right of the Guarantee Trustee or any Holder to institute proceedings against the Guarantor in the courts of any other jurisdiction or jurisdictions.

SECTION 8.7       Counterparts

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         THIS PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.

                                          PHELPS DODGE CORPORATION


                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________


                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________




                                          FIRST UNION NATIONAL BANK,
                                            as Guarantee Trustee


                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________